LEASE
                                     -----

                                                              Portland, Oregon
Date:  January 1, 1998
                                    PARTIES

     The parties to this lease are U.S. Bank, as Conservator for Ardarth Windolph, U.S. Bank as Trustee for Joan Johnson, and U.S. Bank as Agent for the AlRose LLC - hereinafter referred to collectively as "Landlord," and Chicago Pizza, N.Whereinafter referred to as "Tenant".

                                   PREMISES

     The property subject to this lease, hereinafter referred to as the "Premises", is described as follows:

A commercial property containing a 1 story building approximately 2,550 square feet situated on a site consisting of approximately 16,763 aquare feet loacted at 1933 W. Burnside, Portland, Oregon, including an ingress and egress easement agreement executed between Herfy's Corporation and Shell Oil company, a Delawara Corporation herein attached for referene.


                             TERM:  RENT, DEPOSIT

The original term of this lease shall commence on January 1, 1997 and continue through the expiration date of December 31, 2002 at a monthly base rental rate as follows:


                              BASE RENT:

The monthly base rental rate shall be $2,125.00 per month, triple net commencing January 1, 1998 through December 31, 2002

In addition to the monthly base rental rate of $2,125.00, and other terms and conditions setforth herein, Tenant shall pay, as additional rent 4% of gross sales on all sales as defined herein over an annual base gross sales amount of $637,500.00

The gross sales amount shall be calculated as follows:

     Gross sales:                           $700.000.00 (example only)
     Base Gross Sales:                      $637,500.00   (defined by lease)
                                            -----------
     Gross Sales over base                  $ 62,500.00
     Percentage Due under lease - 4%               4.00% (defined by lease)
                                            -----------
     Additional Rent Due                      $2,500.00


Gross sales shall be defined as:

     a) Gross sales as used in this lease shall include all sums of money, check, credit card purchases, exchange, or other forms of payment, or value received by, or paid to, Tenant from all sources of business conducted upon or from the premises and shall include income from all direct sales of any goods, food, beverages, vending machines (including but not limited to any lottery ticket dispensers, lottery ticks, video porker, video gams, pinball machines, cigarette machines, candy machines, sport action videos, or related products, etc.) wares and merchandise, or for services performed on/or at the leased promises and shall also include any additional sales of goods or services by any concessionaire, subtenant, or licensee and whether such sales and services shall be evidenced by check, credit, charge account, exchange or otherwise and shall include, but not be limited to the payments received by Tenant.

Each charge or sale upon installment sale, exchange, or credit shall be treated as a sale for the full price in the lease year during which such charge or sale was made, irrespective of the time when Tenant shall receive full or partial payment.

Gross sales shall not include sales for which cash has been refunded. Gross receipts shall not include the amount of sales taxes, or excise taxes based upon sales price collected from customers, provided that the amount thereof is added to the selling price or absorbed therein, and for which Tenant is accountable to or is required to pay directly to any government or governmental agency. No franchise, capital stock tax, business license tax, no income or similar tax based upon profits, as such, operating expenses, or other costs on or at the premises, or business costs, shall be deducted form gross receipts of sales in any event for whatever purposes of the Gross Sales computation.
     b) Percentage: Percentage: Percentage Rent shall be an amount equal to 4% of the Tenant's "Gross Sales" as defined above annually. Percentage Rent when applicable shall be paid, on an annual basis by January 30th following the preceding lease year. For the purposes of the lease, each lease year is defined as January 1 through December 31 of the current year.
     c) Statement of Gross Sales: 1) On or before the 10th day of each month, following the preceding month, whether on not percentage rent is payable, Tenant shall deliver to Landlord a complete and correct statement showing in reasonable detail all Gross Sales for the immeadiate preceding calendar month, which statement shall be signed by an officer or authorized agent of Tenant certifying it to be true and accurate. 2) By January 30th following the preceding lease year Tenant shall deliver to Landlord a complete and correct statement showing in reasonable detail all Gross Sales for the immeadiate preceding lease year, which statement shall be signed by an officer or authorized agent of Tenant certifying it to be true and accurate. 3) Within 15 days after Tenant's annual income tax returns are files, the preparer of the Tenant's income tax return shall be furnished to Landlord with a signed statement certifying the amount of Gross Sales reported by Tenant on Tenant's income tax return attributed to the premises.
                     d) Records of Gross Sales: Tenant shall keep complete and proper books of account and other records pertaining to Gross Sales. The books and records shall be kept or made available at a location reasonably accessible to Landlord, who may inspect all such books and records at all reasonable times to verify Tenant's Gross Sales. Within three years after each statement of Gross Sales for a lease year is due, whether or not it has been submitted or whether or not Landlord has accepted a deficiency payment or refunded an excess, Landlord may request and audit of Tenant's Gross Sales by an independent Certified Public Accountant chosen by Tenant from a list of not fewer than three submitted by Landlord in connection with the request. If Tenant does not make the choice within five days, Landlord may do so. The accountant shall have access to all of Tenant's books and records, without cost to Landlord, necessary to complete the audit. The accountant's report, or findings shall be final and binding upon Landlord and Tenant and payments required to make adjustments in Percentage Rent to conform to the report shall be made within ten days after receipt of the report. If the Gross Sales for any lease year shall be found by the accountant to be understated by more than two (2%) percent, Tenant shall immediately pay Landlord the cost of such audit; other the cost of said audit shall be paid for by the Landlord.


THIS LEASE IS SUBJECT TO THE ADDITIONAL TERMS AND CONDITIONS AS FOLLOWS, TO WHICH THE PARTIES AGREE:

                             SECTION 1. OCCUPANCY

     1.1 PAYMENT OF RENT The monthly base rental rate herein stated shall be due and payable by the 1st day of each and every month through the above designated term. Tenant shall pay the specified rent, and any other charges due under the lease when due in lawful money of the United States at Landlord's address stated in this lease, or such other address as Landlord shall designate by notice to Tenant. Any rent, or other charges due under the lease, which are not paid within 10 days shall bear a 5% late charge for each $1.00 and shall be paid to Landlord in 5 days of notice or billing from Landlord as additional rent.




                1.2 CONDITION OF PREMISES Landlord makes no warranty as to the condition of the Premises, or any improvements thereon or the adequacy of the Premises for Tenant's intended use, and Tenant accepts the Premises "As Is", including but not limited to all, exterior walls, doors, windows, fences, parking area, landscaping, interior walls, doors, windows, floors, ceilings, electrical, heating and cooling, systems, exposed plumbing, underground storage tanks, if any, and all other building and site components based upon Tenant's own inspection and not upon any representation by Landlord, or Landlord's agent, except as may be stated in this lease

     1.3 SECURITY DEPOSIT To secure Tenant's compliance with all terms of this lease, Tenant shall paid Landlord, at the commencement of said lease, the sum of $.00 as a deposit. The deposit shall be a debt from Landlord owing to Tenant, refundable within 30 days following the expiration of the lease term, or any option term exercised under the lease, or other termination not caused by Tenant's default. Landlord shall have the right to offset against the deposit a) for any sums owing from Tenant to Landlord under the lease which have not been paid when due, b) any damages caused by Tenant's default, c) the cost of curing any failure by Tenant to comply with any term or provision of said lease, should the Landlord elect to do so, d) and the cost of performing any repair or cleanup that is Tenant's responsibility under this lease.
Offset against the deposit shall not be an exclusive remedy in any of the above cases, but may be invoked by Landlord, at its option, in addition to any other remedy provided by law or this lease for Tenant's non-performance. Landlord shall give notice to Tenant each time an offset is claimed against the deposit unless this lease is terminated, Tenant shall within 10 days following such notice deposit with Landlord a sum equal to the amount of the offset so that the total deposit amount, net of offset, shall remain constant throughout the lease term. Landlord may deliver the funds deposited herein by Tenant to the purchaser or assignee of Landlord's interest in the leased premises, in the event that such interest be sold or transferred, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. If tenant exercises their option(s) under paragraph 15.1 of the lease the Landlord at Landlord's option may increase the amount of Tenant's security deposit to an amount equal to one months rent, which shall be equal to the last months rent due and payable upon the option period.

                        SECTION 2. USE OF THE PREMISES

     2.1 PERMITTED USE Tenant shall use and permit the Premises to be used for the following purposes only: All sales activities associated with Tenant's primary business.

Tenant shall operate the above business every day during the hours and in the manner customary for such businesses, except during the time and to the extent such use is prevented by fire, flood, labor disputes, government edict or any other cause beyond Tenant's control. Should Tenant fail to continually operate Tenant's primary business in a manner consistent to those times associate to Tenant's primary business, the monthly rent during those times Tenant fails to operate Tenant's primary business, shall be adjusted by Landlord to the highest combined base rental rate and percentage rate paid under the lease in any preceding period. The monthly rent under the lease payment shall than become the monthly base rent stated herein and 1/12th of the highest percentage rent paid in any preceding lease period, due monthly. This adjustment shall apply whether said failure to operate Tenant's business is caused by the Tenant's own action, or is prevented from operating Tenant's business due to being declared in default by Landlord.

     2.2 RESTRICTIONS ON USE In connection with its use of the Premises, Tenant shall:
     a) Refrain from conducting any activity or creating any condition on the Premises in violation of any federal, state or municipal laws or orders, which shall include any violation of any applicable ADA, environmental laws, regulations, or ordinances. Tenant has verfied that tenant's use complies with all zoning codes and regulations and has not relied on any representation(s) by the Landlord, or Landlord's agent.
     b) Refrain from selling alcoholic beverages on the Premises unless expressly permitted by this lease: which herein is approved and premitted by Landlord.
     c) Refrain from any activity or the maintenance of any condition that would in any way tend to create a nuisance, damage the reputation of the Premises, or be reasonably offensive to Landlord, or other tenants of the building in which the Premises may be located.


     d) Refrain from any use of the Premises that would cause the fire insurance rate on the Premises or the Building to be increased or that will prevent Landlord from taking advantage of any future ruling of the Oregon Insurance Rating Bureau or its successor that would permit reduced premium rates for long-term fire insurance policies on the Premises. If Tenant shall fail to comply with this restriction upon reasonable notice from Landlord, Tenant shall pay any resulting extra cost of fire insurance upon receipt of billings from Landlord; refers only to any substantial change in use and not to increase in rate arising out of present use.
     e) Refrain from any activity or installation that will, in the opinion of a qualified engineer or architect selected by Landlord, overload the floors or create undue stress upon any part of the Premises;
     f) Refrain from the use of any electrical equipment that will, in the opinion of a qualified electrician selected by Landlord, overload the electrical circuits from which Tenant obtains current or interfere with the reasonable use of such circuits by Landlord or other tenants of Landlord using the same circuits. Any changes to the wiring necessary to prevent Tenant's use from overloading the circuits shall be paid for by Tenant.
                   g) Refrain from acting in any manner or conducting any activity, that will create a safety hazard to the public, other tenants, tenant's employees, or patrons, near or upon the premises.
                   h) Refrain from, or permit, the premises to be maintained or repaired in such a manner that will, or may, create a safety hazard to the public, other tenants, tenant's employees, or patrons, near or upon the premises.

                2.3 SIGNS AND ATTACHMENTS Tenant at Tenants expense shall be responsible for obtaining all necessary permits, and installing Tenant's signage. Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld, place any permanent sign, advertisement, notice, marquee, awning, decoration, aerial or attachment in, on or to the roof, canopy, windows, doors or exterior walls of the Premises or the Building. Any such sign, or attachment, placed upon the Premises by Tenant, with or without Landlord's consent shall be removed, at Landlord's option, by Tenant at Tenant's expense upon termination of this lease, and all damage caused by installation and/or removal of said sign shall be repaired at Tenant's expense. However, Tenant shall be able to place any temporary sign, advertisement, notice, marquee, awning, decoration, aerial or attachment on the premises without further consent of the Landlord.

                 2.4 REMOVAL OF SNOW, ICE AND DEBRIS: Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris and obstructions of every kind. If the Premises consist of an entire building, Tenant shall keep the roof and drains leading from the roof free and clear of snow, ice, debris, or other obstruction which might overload or endanger the roof or adjoining Premises, sidewalks or streets. In performing such work, Tenant shall take all necessary precautions to avoid damage to the roof.

              2.5 ALTERATIONS Unless herein stated or agreed upon during the term of the lease, Tenant shall neither make alterations, additions nor improvements to the Premises, nor paint the outside walls without Landlord's prior written consent, which shall not be unreasonably withheld. Any such additions, alterations or improvements, except for unattached movable trade fixtures, shall at once become part of the realty and belong to Landlord and shall not be removed later by Tenant unless the terms of the applicable consent provide otherwise. Should the Tenant commence any alterations, improvements, or upgrades, to the premises which requires further improvement to the building by any City, County, or State agency, or department, in connection with said alteration, improvement, or upgrade Tenant, at Tenant's expense shall comply with said directive. Said improvements may include but, not be limited to, additional fire exits, sprinklers, larger water and sewer capacity, back flow installation, additional restroom facilities, landscaping, initial or otherwise, seismic upgrades, ADA compliance, etc. Tenant shall be require to obtain any necessary permits in connection with said alteration, improvement, or upgrade, and provide Landlord with proof of said permit prior to construction. Upon completion of said alteration, improvement or, upgrade Tenant shall provide Landlord with a copy of any completion notices, permits, and any drawings, architectural or otherwise, to Landlord.









                       SECTION 3. MAINTENANCE AND REPAIR

     3.1 TENANT'S OBLIGATION TO MAINTAIN, REPLACE AND REPAIR Tenant shall at all times maintain the Premises in a neat condition, free of trash and debris and in good order and repair. Tenant's responsibilities shall include, without limitation, maitnenace, repair, and replacement of any and all components located on the premises to include, but not limitied by, the following:


     a) Performance of all necessary maintenance, replacement, and repair upon the electrical fixtures, interior lighting, interior and exterior lighting fixtures, switches and wiring from the service panel, all doors and windows and related hardware, window coverings, alarm system, concealed and exposed plumbing, indoor ceilings, walls, floors and floor coverings, heating and air conditioning units, roof, parking lot, and all exterior improvements to include, but not limited signs, sidewalks, curbs, and fencing.
     b) Performance of all routine maintenance, replacemnt, and repairs on all heating and air conditioning unit where these items are used solely in connection with the Premises. Tenant shall, upon execution of this lease, maintain a servicing agreement which requires each and every heating and air conditioning unit being used in connection with the premises to be serviced at least quarterly. Tenant shall provide Landlord with a copy of said agreement on an annual basis which shall be the anniversary date of said contract.
     c) Tenant shall not penetrate the roofing system with any type or heating or cooling equipment, electrical conduit, drain, skylight, opening, cable, antenna or any other item without prior written consent of Landlord. Tenant shall ensure that any penetration or installation to or through the roof system is completed in a professional manner and Tenant shall be responsible for, at tenant's expense, for any repairs to the roof, over or around the area of penetration or installation.
     d)  Not permitting or suffering any waste upon the Premises.
     e)  No rent abatement shall occur during periods when repairs or
replacements are being                 performed.
      f) Tenant shall be required to comply with current ADA laws specifically relating to Tenant's business activities which shall include all existing and future requirements whether these requirements are associated with the interior space, access to and from the site, access to and from the building, or require modification to the existing structure.
                   g) Tenant shall insure, when required, that all work is done by a licensed and bonded contractor, and specifically licensed in an area where a separate licensed is required, and that all work performed by Tenant's selected contractor shall comply with all building codes, and any rules, regulations, and/or standards set forth by any entity with authority to set said rules and regulations, and all work performed shall be completed in a professional manner.
     h) Said repairs or replacements shall be completed whether the condition requiring such repair existed at the execution of this lease or occurs after occupancy.

            3.2 LANDLORD'S OBLIGATIONS TO REPAIR: Landlord shall have no responsibility or obligation to provide any services, or make any repairs, or replacement during the term of this lease or any extensions or options thereof unless agreed upon by both parites.

             3.3 CONDITIONS OF LANDLORD'S LIABILITY: Landlord shall only be deemed to be in default under the terms of this Lease in the event Landlord shall violate, neglect, or fail to observe, keep or perform any covenant or agreement which is not observed, kept or performed by Landlord within ten (10) days after the receipt by Landlord of written notice by Tenant of such breach which notice shall specifically set out the breach. Landlord shall not be considered in default so long as Landlord commences to cure the breach in a diligent and prudent manner and is allowed such additional time as reasonably necessary to correct the breach.









                  SECTION 4. UTILITIES, TAXES AND ASSESSMENTS

      4.1 UTILITIES Tenant shall pay when due all charges for light, heat, water, garbage collection, janitorial service, sewer disposal, monthly alarm monitoring fee, phone, or other utilities of any kind furnished to the Premises. Tenant shall be responsible to contact all utility companies furnishing utilities to said premises and have said utilities place in Tenant's name upon the lease commencement date or occupancy which ever occurs sooner. If any utility services are provided by or through Landlord, charges to Tenant shall be comparable with prevailing rates for comparable services. If Landlord receives and pays bills for any utilities furnished to the Premises, Tenant shall reimburse Landlord upon demand.

     4.2 PAYMENT OF REAL PROPERTY TAXES: During the term of this lease, Tenant shall pay as additional rent, when due, all real property taxes assessed against the property directly to Multnomah County, unless directed otherwise by Landlord. Landlord hereby agrees that it will promptly, upon receipt, furnish Tenant copies of all notices of assessment of taxes. Should said notices not be received by Tenant, Tenant shall be responsible for obtaining said amounts due directly from Multnomah County prior to the real property taxes becoming due and/or delinquent. Tenant shall pay, when due, all those taxes assessed against its personal property located on the premises. Any real property taxes that become due and payable which do not coincide with the lease term herein, and/or coincides with a period the tenant does not actually occupy the premises, said taxes shall be prorated from the date tenant vacates the property to the end of the appropriate tax year. In addition, to the real property taxes, Tenant shall pay taxes applicable to the demised land and all improvements comprising the demised premises assessed by any additional appropriate taxing authority.

                   4.3 INSURANCE PREMISES: Tenant shall, to Landlord's satisfaction, with an insurance company maintaining an A+ rating, maintian fire and extended coverage insurance to include earthquake coverage at full replacement value of said building and all associated improvements, including Tenant's property and fixtures. Tenant shall provide evidence of insurance at all times during the lease term. Failure to maintain insurance, or evidence said insurance to Landlord, shall immediately constitute a default under the lease. Landlord may upon failure of Tenant to provide insurance, or evidence thereof, place the property under Landlord's insurance and bill Tenant for all costs associated with said placement. Within 10 days of receipt of said notice that Landlord has placed insurance on the premises Tenant shall reimburse Landlord for said costs. In the event of a loss all insurance proceeds, if any, shall be used to replace the building to a fully restored condition. Should insurnace proceeds for whatever reason not be sufficient, or avialable, to replace the building to a fully restored condition, Tenant shall at Tenant's sole cost and expense, pay any costs necessary to fully restore the premises. Landlord shall be named as an additional insured under Tenant's policy. All proceeds issued under said insurance that may be directly issued in the event of a loss at the leased premises, shall be in the form as co-payee's between Landlord and Tenant.

Said insurance shall be delivered prior to, or at, the Commencement Date of this lease.


     4.4 SPECIAL ASSESSMENTS If an assessment for a public improvement is made against the leased premises landlord shall, if possible, elect to cause such assessment to be paid in installments. Tenants reimbursement to Landlord shall be treated in the same manner as general real property taxes for purposes of 4.2 provided, however, proration of any assessment not payable in installments shall be prorated over the useful life of the improvement to include a fair market interest for which such assessment is made which shall in no event exceed twenty (20) years.

              SECTION 5. DAMAGE TO OR DESTRUCTION OF THE PREMISES

     5.1 PARTIAL DAMAGE If either the Building or the Premises shall be partially damaged by fire, windstorm, or other casualty and paragraph 5.2 does not apply, Tenant shall immediately restore the premises to a fully restored condition.

Repair shall be accomplished with all reasonable dispatch, subject to interruptions and delays from labor disputes and other causes beyond Tenant's reasonable control. Rent shall not be abated during the period of restoration.

     5.2 DESTRUCTION If either the Building or Premises is damaged such that the cost of restoration is reasonably estimated by Landlord to equal or exceed 50 percent of the value of the Premises (or the Building), exclusive of foundations, just prior to the occurrence of the damage, or if the damage occurs when the remaining term of this lease (excluding any optional renewal periods) is 20 percent or less of the original term, then the parties shall proceed as follows:

     a) Landlord may elect to terminate this lease by written notice to Tenant given within 90 days following the date of damage;

     b) Should the Landlord elect to terminate the lease all available insurance proceeds shall become payable directly to, and for the benefit of Landlord.

     c) Should the Landlord elect to terminate the lease, the tenant shall pay to Landlord all costs associated with removing the building from the premises, all costs with capping off all utilities furnished to the premises, and all costs restoring the land to a paved condition satisfactory to Landlord.

     5.3 REPAIR OF TENANT'S PROPERTY subject to paragraph 5.2 repair, replacement or restoration of any fixtures and personal property owned by Tenant or any additions or improvements to the Premises constructed or owned by Tenant shall be the responsibility of Tenant regardless of the cause of the damage. Tenant shall pay all costs of moving its property when this is required in connection with repairs of the Premises for which Landlord is responsible.

     5.4 WAIVERS OF SUBROGATION The parties shall obtain from their respective insurance carriers waivers of Subrogation against the other party. Neither party shall be liable to the other for any loss nor damage caused by fire nor any of the events enumerated in a standard fire insurance policy with an extended coverage endorsement except to the extent such loss is not actually paid for out of the proceeds of such insurance.

                           SECTION 6. EMINENT DOMAIN

     6.1 PARTIAL TAKING If a portion of the Premises is condemned or purchased in lieu of condemnation and paragraph 6.2 does not apply, this lease shall continue on the following terms:
     a) Landlord shall be entitled to all of the proceeds of condemnation and Tenant shall have no claim against the Landlord as a result of the condemnation.
     b) Subject to paragraph 5.3 relating to Tenant's improvements and property, Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation. Landlord may, but shall not be required to, perform alterations prior to the actual taking after the portion to be taken has been finally determined. Rents shall be abated to the extent the Premises are untenantable during the period of alteration and repair.
     c) After the date on which title vests in the condemning authority or an earlier date on which alterations are commenced by Owner to restore the balance of the Premises in anticipation of taking, the rent shall be reduced in proportion to the reduction in reasonable rental value of the Premises for Tenant's use caused by the condemnation.

     6.2 TOTAL TAKING If a condemning authority condemns or purchases in lieu of condemnation all of the Premises or a proportion sufficient to render the remaining Premises unsuitable for the permitted use despite restoration as provided in paragraph 6.1, the lease shall terminate as of the date that title vests in the condemning authority or to the date that Tenant surrenders possession of the Property, whichever is later, and the provisions of Section l2 covering termination shall apply. Tenant shall be entitled to no condemnation proceeds attributable to the value of its leasehold interest or any improvements placed by it upon the Premises. Tenant shall be entitled to any award made to it from the condemning authority for the removal of its property so long as such award does not diminish the amount to be received by Landlord.






     SECTION 7. LIABILITY TO THIRD PERSONS; LANDLORD'S LIABILITY TO TENANT

     7.1 INDEMNIFICATION OF LANDLORD. Tenant shall indemnify and hold Landlord harmless from any claim, demand liability, damage, costs, expense (including attorney fees), or loss arising out of or related to any activity of Tenant, its agents, or invitee's on the Premises or any condition existing in the Premises, including any such claim, loss or liability that may be caused or contributed to in whole or in part by Landlord, unless caused by the Landlord's own negligence.

     7.1.A) ENVIRONMENTAL INDEMNIFICATION: Notwithstanding any other provision of the lease, and without limiting the generality of Paragraph 7.1, Tenant shall indemnify, defend, and hold Landlord harmless for any damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of rental or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the lease term as a result of contamination by Hazardous Substances as a result of Tenant's use or activity, or by Tenant's agents or contractors. This indemnification of Landlord by Tenant includes, without limitation, costs and expenses for Attorney's, Engineer's, and other professionals, and their assistants, incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by a federal, state, or local government agency or political subdivision because of Hazardous Substances present in the soil or ground water on or under the

Premises. Without limiting the foregoing, if the presence of any Hazardous Substances on the Premise caused or permitted by Tenant or its agents or contractors results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the release of any such Hazardous Substances to the Premises, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.



     7.1.B) SURVIVAL. Tenant's indemnification obligations under this lease shall survive the expiration or earlier termination of the lease.

     7.2 ACTS OF OTHER TENANTS Landlord shall have no liability for acts of other tenants who may be occupying the Building or adjacent Premises.

     7.3 LIENS Tenant shall pay as due all claims for work done on and for services rendered or materials furnished to the Premises at its request and shall keep the Premises free from any liens. If Tenant fails to pay any such claims or to discharge any lien, Landlord may do so and collect all costs of such discharge, including its reasonable attorneys' fees. Such action by Landlord shall not constitute a waiver of any right or remedy which Landlord may have on account of Tenant's default. Tenant may withhold payment of any claim in connection with a good-faith dispute over the obligation to pay, so long as Landlord's property interests are not jeopardized. If a lien is filed as a result of nonpayment, Tenant shall, within 10 days after knowledge of the filing, secure the discharge of the lien.

     7.4 LIABILITY INSURANCE At all times during the term of this lease and renewals thereof, Tenant shall, at Tenant's expense, obtain and keep in force and effect during the terms of this Lease a policy of Combined Single Limit, Bodily Injury, and Property Damage Insurance, insuring Landlord, by endorsement, naming the Landlord as an additional insured and Tenant against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenance thereto. Such insurance shall be a combined single limit policy in an amount not less than $1,000,000.00 per occurrence. The limits of said insurance shall not, however, limit the liability of Tenant hereunder.

All insurance herein required shall be in a form acceptable to Landlord and obtained from an insurance carrier licensed to do business in the state in which the property is located. The insurance carrier at all times during the term of the lease shall have a policyholders rating of not less than an A+ in the most current edition of Best's Insurance Reports (Said rating standard shall also apply to paragraph 4.3)

Said insurance shall be delivered prior to, or at, the Commencement Date of this lease.

In the event Tenant fails to procure, maintain, and/or pay for the insurance required by this lease said failure shall be an immediate default of said lease.
Such policy shall provide that the insurance shall not be cancelable or modified without at least ten (10) days prior written notice to Landlord and shall be deemed primary and non-contributing with other insurance available to Landlord.

                        SECTION 8. LANDLORD'S WARRANTY

     POSSESSION AND ENJOYMENT OF PREMISES Subject to paragraph 14.5, relating to inspection of the Premises, Landlord warrants that, so long as this lease is not in default, it shall not do any act which will interfere with Tenant's right to possession and enjoyment of the Premises during the term of this lease.

                      SECTION 9. ASSIGNMENT AND SUBLEASE

     9.1 ASSIGNMENT AND SUBLEASING No part of the premises may be assigned, mortgaged or subleased by Tenant, nor may a right to use any portion of the premises be conferred on any third person by any other means without Landlord's prior written consent. If Tenant desires to enter into a sublease or assignment, Tenant shall first give to Landlord sixty (60) days prior written notice, to the proposed effective date of the sublease or assignment.

     9.2  THE PROPOSED SUBLEASE REQUEST SHALL BE ACCOMPANIED BY:
     a)     The name of proposed assignee/sublessee.
     b) The nature of the proposed transferee's business to be conducted upon the premises.
     c)     The most recent financial statement of proposed transferee.
     d)     A check payable to Landlord in the amount of $500.00.
     e) Submit an "Assignment of Lease" (except for rent as stated herein) in which the lease terms remain unchanged and no variations from the existing lease be granted to the proposed sublessee. In addition, U.S. Bank requires a non-release of liability clause be contained in the sublessee/assignment agreement.

     9.3 INTENT The intent of the sublease and provision for not unreasonably withholding consent to an assignment or sublet is designed purely to create an avenue by which the Tenant may dispose of an unwanted financial burden and not to permit the Tenant to profit from the assignment or sublet. Thus, any profit intent, direct or indirect, by the Tenant, would be reasonable basis for withholding consent.

     9.3.1. WITHHOLDING CONSENT: The Landlord at Landlord's sole discretion may withhold Landlord's consent under the following circumstances which shall include but not be limited to:

     a) The proposed assignee or sublessee or its business is subject to compliance with additional requirements of the law (including related regulations) commonly known as the "American with Disabilities Act" beyond those requirements which are applicable to the Tenant desiring to assign or sublease. Should Tenant pay any additional costs necessary to comply with these additional laws or requirements Landlord's consent shall not be withheld on this basis.
     b) The proposed assignee or sublessee does not possess equal business experience or financial capability as the Tenant desiring to assign or sublease.
     c) The proposed assignee or sublessee or its business may create a change in use, creates a non conforming use, does not comply with the current zoning, or creates a greater environmental risk than the existing tenant.
     d) The propsoed assignee or sublessee does produce percentage rents.




     9.4 ASSIGNMENT AND SUBLETTING If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by Tenant. Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorney's fees.

     9.5 FAILURE BY TENANT TO COMPLY: Landlord shall have no liability to Tenant for Tenant's failure to comply with all requirements set forth in section 9 of this lease. Landlord shall have no liability for said denial of sublease or assignment.


                              SECTION 10. DEFAULT

The following shall be events of default:

     10.1 NONPAYMENT BY TENANT: Tenant's failure to pay rent or any other charge under this lease within l0 days after it is due.

     10.2 NONCOMPLIANCE BY TENANT: Tenant's failure to comply with any term or condition, except for insurance coverage which must be continuous and corrected immediately upon notice, or fulfill any obligation of this lease (other than the payment of rent or other charges) within 15 days after written notice by Landlord, specifying the nature of the default. If the default cannot be completely cured within the 15-day period, this provision shall be satisfied if Tenant commences correction of the default within the 15-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as possible.

     10.3 INSOLVENCY OF TENANT Tenant's insolvency; an assignment by Tenant for the benefit of creditors; the filing by Tenant of a voluntary petition in bankruptcy, an adjudication that Tenant is bankrupt or the appointment of a receiver of the properties of Tenant; the filing of an involuntary petition of bankruptcy and Tenant's failure to secure a dismissal of such petition within 30 days after filing; attachment or levying of execution upon the leasehold interest and failure of Tenant to secure discharge of such attachment or release of such levy within 10 days. If Tenant consists of two or more individuals or business entities, the events of default specified in this paragraph shall apply to each individual unless within 10 days after an event of default occurs, the remaining individuals produce evidence satisfactory to Landlord that they have unconditionally acquired the interest of the one causing the default.

                        SECTION 11. REMEDIES ON DEFAULT

     11.1 RE-ENTRY In the event of a default, Tenant's right to possession of the Premises shall immediately terminate. Thereafter, Landlord may re-enter, take possession of the Premises and remove any persons or property by legal action or by self-help, with the use of reasonable force and without liability for damages. Landlord shall have a security interest in Tenant's property on the Premises at the time of re-entry to secure all sums owed or to become owing Landlord under the lease. Perfection of such security interest shall be by taking possession of the property or otherwise as provided by law.

     11.2 RELETTING Following re-entry by Landlord because of Tenant's default, Landlord may relet the Premises for a term longer or shorter than the term of his lease and upon any reasonable term, including the granting of rent concessions to the new tenant. Landlord may alter, refurbish or change the character or use of the Premises in connection with such reletting. No such reletting by Landlord following Tenant's default shall be construed as an acceptance of a surrender of the Premises. If rent received upon reletting exceeds the rent received under this lease, Tenant shall have no claim to the excess.

     11.3 DAMAGES FOR DEFAULT Following re-entry, Landlord shall have the right to recover from Tenant the following damages:
     a) All unpaid rent or other charges for the period prior to re- entry, plus interest as provided in paragraph 14.6;
     b) An amount equal to the rental lost during any period in which the Premises are not releted if Landlord continuously use reasonable efforts to relet the Premises during such period. If Landlord lists the Premises with a real estate broker experienced in leasing commercial properties in the area of the Premises, this shall constitute the taking of reasonable efforts to relet the Premises;
     c) All costs incurred in reletting or attempting to relet the Premises, including without limitation, the cost of cleanup and repair in preparation for a new tenant, the cost of correcting any default or restoring any unauthorized alterations and the amount of any real estate commissions or advertising expenses;
     d) The difference between the rent reserved under this lease and the amount actually received by Landlord upon any reletting;
     e) Landlord shall have the right to collect from Tenant any reasonable attorney's fees incurred in connection with any default under the lease, whether such default occurs prior to, or after, Landlord's necessity to re-enter the premises, and for collection activity undertaken by Landlord, whether or not any litigation is commenced.

     11.4 ACTIONS ON DEFAULT Landlord may sue periodically to recover damages as they accrue throughout the lease term and no action for accrued damages shall be a bar to a later action for damages subsequently accruing. To avoid a multiplicity of actions, Landlord may obtain a decree of specific performance requiring Tenant to pay the damages stated in paragraph 11.3 as they accrue. Alternatively, Landlord may in any one action elect to recover accrued damages plus damages attributable to the remaining term of the lease equal to the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of the judgment at the rate of three percent per annum.

     11.5 TENANT'S POSSESSION FOLLOWING DEFAULT In the event that Tenant remains in possession following default and Landlord does not elect to re-enter, Landlord may recover all unpaid rent and other charges, and shall have the right to cure any non-monetary default and recover the cost of such cure from Tenant, plus interest at the maximum legal rate from the date of the expenditure. In addition, Landlord shall be entitled to recover attorney's fees and costs reasonably incurred in connection with the default, whether or not litigation is commenced. Landlord may sue to recover such amounts as they accrue, and no one action for accrued damages shall bar a later action for damages subsequently accruing.

     11.6 REMEDIES CUMULATIVE The foregoing remedies shall not be exclusive but shall be in addition to all other remedies and rights provided under applicable law, and no election to pursue one remedy shall preclude the Landlord from pursuing any and all other remedies available.

                     SECTION 12. SURRENDER ON TERMINATION



     12.1 SURRENDER OF PREMISES Upon expiration of the lease term or earlier termination because of default, Tenant shall deliver all keys to Landlord and surrender the Premises to Landlord in same condition as it was at the time of the signing of this lease, broom clean, and free of any outstanding utility charges, or other charges which are the responsibility of Tenant under the lease. Alterations constructed by Tenant pursuant to Landlord's permission shall not be removed or restored to the original condition unless the terms of permission for the alterations so require. Depreciation, and wear from ordinary use for the purposes for which the Premises were let need not be restored, but all repair for which Tenant is responsible shall be completed prior to such surrender. Tenant's obligation under this paragraph shall not apply in case of termination of the lease because of destruction of the Premises.

     12.2 FIXTURES With the exception of Tenant's movable trade fixtures, all other fixtures placed upon the Premises during the term shall, at Landlord's option, become the property of Landlord. Landlord may elect to require Tenant to remove all such fixtures, which would otherwise remain the property of Landlord, and to repair any damage resulting from the removal. Should Tenant fail to effect such removals or make such repairs, Landlord may do so and charge the cost to Tenant with interest at the maximum legal rate from the date of the expenditure.

     12.3 REMOVAL OF TENANT'S PROPERTY If tenant is not in default of its payment obligations under this lease at the time of termination Tenant shall remove all furnishings, furniture, trade fixtures, and all items of personal property that remain the property of Tenant. Failure to do by the end of the lease term shall be an abandonment of the property and Tenant shall have no further rights therein except as provided below. Landlord may elect to proceed as follows with respect to such abandoned property:
     a) Retain or dispose of the property as it sees fit; without recourse to Landlord;
     b) Following 20-days written notice to Tenant, remove the property and place it in public storage for Tenant's account, in which case Tenant shall be liable for the cost of removal, transportation and storage, plus interest at the maximum legal rate from the date of all expenditures.

     12.4 HOLDOVER Should Tenant fail to vacate the Premises when required, Landlord's rights shall be as follows:
     a) Landlord may elect to treat Tenant as a tenant from month to month subject to all the provisions of this lease except the provisions for term;
     b) Upon 30 days written notice Landlord may establish a new monthly base rental rate, or percentage rent.
     c) Landlord shall not be require to make any repairs, and or major component replacement during said holdover period, unless agreed to by Landlord;
     d) Landlord may elect to take legal action to eject Tenant from the Premises and to collect any damages caused by Tenant's wrongful holding over.

     12.5 Tenant's failure to remove property as required by paragraph 12.3 above shall constitute a failure to vacate to which paragraph 12.4 shall apply if the property not removed will substantially interfere with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

                            SECTION 13. ARBITRATION

     13.1 DISPUTES ARBITRABLE If any dispute arises between the parties to this lease regarding the extent of rent abatement under paragraph 5.1, the extent of damage under 5.2, the extent of rent reduction to be made under paragraph 6.1(c), or whether paragraph 6.2 applies following a partial taking of the Premises by condemnation, either party may request arbitration and appoint as arbitrator one independent real estate broker or appraiser having knowledge regarding valuation of rental properties comparable to the Premises. If the dispute is not resolved within 10 days after such notice, the responding party shall likewise choose an arbitrator meeting the above qualifications. The two arbitrators shall within 5 days choose a third having the above qualifications. If the choice of the second or third arbitrator is not made within 5 days after the end of the period in which the choice is to be made, then either party may apply to the presiding judge of the Judicial District in which the Premises are located who shall appoint the required arbitrator.

     13.2 SUBMISSION OF DISPUTE At any time within 20 days after appointment of the third arbitrator either party may submit the dispute for settlement by the arbitrators.


     13.3 ARBITRATION PROCEEDINGS The arbitrators to whom a dispute is submitted shall conduct such investigations and hearings as they shall consider necessary. Each party shall be afforded the opportunity to make a presentation of its position to the arbitrators. The written decision of the majority shall be submitted to both parties within 30 days after the referral unless the arbitrators determine that further time is reasonably required to make a proper investigation of the relevant facts. In addition, to other powers conferred by law or this agreement, a majority of the arbitrators shall have the power to compel oral or documentary evidence from either party or any other person or firm at the request of either party for discovery purposes. The arbitration shall take place in the State of Oregon.

     13.4 DECISION The decision of the Arbitrators shall be final and binding, and no party shall have any right to appeal therefrom including any decision as to whether or not the question was subject to arbitration.

     13.5 COST OF ARBITRATION The cost of arbitration shall be allocated between the parties by the arbitrators on the basis of the extent to which the position of one or the other party is adopted in the arbitrators' decision.

                        SECTION 14. GENERAL PROVISIONS

     14.1 NONWAIVER Waiver by either party of strict performance of any provision of this lease shall not be a waiver of or prejudice the parties' right otherwise to require strict performance of the same provision or of any other provision.

     14.2 ACTIONS AND SUITS If suit or action is instituted in connection with any controversy arising out of this lease, the prevailing party shall be entitled to recover in addition to costs such sum as the court may adjudge, reasonable attorneys' fees, at trial and on any appeal of such suit or action, expert witness fees, and adminstration costs.

     14.3 NOTICES Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if it is in writing contained in a sealed envelope, deposited in the United States Mail with postage thereon fully prepaid, certified mail return receipt requested, and addressed to the respective party at the address of such party hereinafter set forth. Any such notice shall be deemed conclusively to be delivered to the addressee thereof 24 hours after the deposit thereof in said United States Mail.

     14.4 SUCCESSION Subject to the prescribed limitations on transfer of Tenant's interest, this lease shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

     14.5 ENTRY FOR INSPECTION Landlord shall have the right to enter upon the Premises at any time to determine Tenant's compliance with this lease, to make necessary repairs to the Building or to the Premises, or to show the Premises to any prospective tenant or purchaser, and in addition have the right, at any time during the last two months of the term of this lease, to place and maintain upon the Premises notices for leasing or selling of the Premises.

     14.6 INTEREST ON RENT AND OTHER CHARGES Any rent or other payment required of Tenant by this lease shall, if not paid within 10 days after it is due, bear interest at the maximum legal rate from the due date until paid.

     14.7 PRORATION OF RENT In the event of commencement or termination of this lease at a time other than the beginning or end of one of the specified rental periods, then the rent shall be prorated as of the date of commencement or termination and in the event of termination for reasons other than default, all prepaid rent shall be refunded to Tenant or paid on his account.

     14.8 LANDLORD'S CONVEYANCE Any conveyance of the Premises by Landlord during the term of this lease shall be subject to his lease, and following any such conveyance, Landlord shall be discharged from all obligations under this lease except those already accrued.

     14.9 REPRESENTATION BY ATTORNEY'S: The parties agree and acknowledge that each party has been represented by an attorney of its own choosing in the preparation of this lease. Consequently the shall not be construed either in favor or against any party.

     14.10 LANDLORD'S LIEN WAIVER: Landlord shall not be required to execute any Lien Waiver's, or subordinate any of Landlord's rights in connection with any financing provided to Tenant by a third party during the term of this lease.

     15.1 OPTION TO RENEW: If all terms and conditions of this lease have been met and Tenant has not previously been in default of any provision of the Lease, or has failed to perform any provision of the lease whether a default has actually been imposed by Landlord Tenant shall have the option to renew the Lease for 1 additional five year period at the "Fair Market Rental Value" as determined by Landlord and to be agreed upon by both parties. Said option to extend shall be delivered to Landlord in writing but no later than 180 days prior to the expiration of the original term. If this lease is renewed, all terms of this Lease shall remain in full force and effect except for the revised rental rate and term of this Lease. In any event the base rental rate during said option period shall not be less than the amount equal to the last month's rent due under the initial term of the lease. If Landlord and Tenant cannot agree upon the fair market rental rate prior to the commencement of the option term, and Tenant still occupies the premises, the rental rate at the commencement of the option term shall not be less than $2,500.00 per month, in addition to the percent rents seth forth in this lease and all other terms and conditions set forth under the lease. If the parties cannot agree on the base rent to be paid during the option period within three months form the expiration date of the initial term of this lease, said lease shall thereby terminate.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument in duplicate at the place and on the day and year first above written, any corporate signature being by authority of the board of directors.

LANDLORD               TENANT
U.S. National Bank of Oregon,  as Trustee               Chicago Pizza N.W.
Corporation



By:   /s/ John Wagner                 By:   /s/ Ramon David
   --------------------                  ---------------------
         John Wagner

Title:  Vice President                  Title:   President
      -------------------                      -------------
          Vice President

Date:    4/10/98
    -----------------

                            Action Administrative Services, Inc.



ADDRESS FOR NOTICES:              ADDRESS FOR NOTICES:

U. S. National Bank of Oregon          Chicargo Pizza N.W.
P. O. Box 3168                         Lynwood Corporate Center
Portland, Oregon 97208                 19401 40th Avenue West - Suite 312
                                       Lynwood Washington 98036

                                 ADDENDUM "A"

                                      1995

                               LEGAL DESCRIPTION
                               -----------------




A parcel of land situated in lots 3 & 4 block 94, East Portland, in the City of Portland, County of Multnomah, and State of Oregon.